Exhibit 23.0

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(i)Registration Statement (Form S-3 No. 333-170621) and related Prospectus pertaining to the offering of securities of Banc of California, Inc;
(ii)Registration Statement (Form S-3 No. 333-170622) and related Prospectus pertaining to the offering of securities of Banc of California, Inc;
(iii)Registration Statement (Form S-3 No. 333-192518) and related Prospectus pertaining to the offering of securities of Banc of California, Inc;
(iv)Registration Statement (Form S-3 No. 333-236001) and related Prospectus pertaining to the offering of securities of Banc of California, Inc;
(v)Registration Statement (Form S-8 No. 333-175296) and related Prospectus pertaining to Banc of California, Inc. 2011 Omnibus Stock Incentive Plan;
(vi)Registration Statement (Form S-8 No. 333-190286) and related Prospectus pertaining to Banc of California, Inc. 2013 Omnibus Stock Incentive Plan;
(vii)Registration Statement (Form S-8 No. 333-201899) and related Prospectus pertaining to Banc of California, Inc. 2013 Omnibus Stock Incentive Plan; and
(viii)Registration Statement (Form S-8 No. 333-226882) and related Prospectus pertaining to Banc of California, Inc. 2018 Omnibus Stock Incentive Plan;

of our reports dated March 1, 2022, with respect to the consolidated financial statements of Banc of California, Inc. and the effectiveness of internal control over financial reporting of Banc of California, Inc., included in this Annual Report (Form 10-K) of Banc of California, Inc. for the year ended December 31, 2021.

/s/ ERNST & YOUNG LLP

Irvine, California
March 1, 2022